UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2015

Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ET3M Group Joint Venture Collaboration Agreement

On February 28, 2015, the Board of Directors of Nano Labs Corp., a Colorado corporation (the “Company”), entered into that certain joint venture collaboration agreement dated February 28, 2015 for a term of ten years (the "ET3M Joint Venture Agreement") with The ET3M Group ("ET3M"), for the manufacture, distribution and commercialization of ET3M's technology consisting of an electronic circuit capable of multiplying, through a process of electronic reasonance, the output of any existing standard electric power source (the "Technology"). ET3M is a technology based company presently located in Mexico which has researched and developed the Technology, which further consists of the harvesting of energy already present in the subatomic quantium fields of all matter and which is always present in infintie quantity in all of the surrounding environment, and with its addition to the Technology will harvest and generate such energy. Management of the Company has entered into discussions with ET3M regarding application of the Technology to electronic circuits capable of generating remarkable power-savings when connected to industrial electric induction motors, owned and used at industrial plants by large international corporations (the "Power Multiplication Circuits"). Management believes that in the event ET3M develops the Power Multiplication Circuits, which would be specifically and exclusively applied to distributed power multiplication with the centralized power generation systems market, would present great business potential in the commercialization of such Power Multiplication Circuits and/of the excess energy obtained through their use.

Therefore, the parties entered into the ET3M Joint Venture Agreement. The general purpose of the ET3M Joint Venture Agreement is to: (i) design, develop, testing, manufacture and commercialize exclusively for the U.S. and Canadian markets the Power Multiplication Circuits in the application for distributed power multiplication within the centralized power generation systems market; (ii) exploit market opportunities based on the Technology and the Power Multiplication Circuits; (iii) to provide fulfillment funding through the Company to design, scale-up, test, obtain certifications, construct, assemble, produce and market the Power Multiplication Circuits for the harvest and use of energy in the environment and specifically in its application within the centralized power generation systems market; and (iv) to establish a joint venture entity (the "Joint Venture Company" between the Company and ET3M called "B3 Labs" for operational and funding requirements pertaining to the purposes above.

In accordance with the terms and provisions of the ET3M Joint Venture Agreement, the parties agreed that certain contracts in acceptable form would be entered into as follows: (i) a technology or license agreement regarding the Technology; (ii) a manufacturing contract between manufacturers and the Joint Venture Company for the exclusive manufacturing and assembly of parts; (iii) a trademark license agreement between ET3M and the Joint Venture Company for licensing of the use of the products and trademarks associated with the Technology; and (iv) assignment agreements between ET3M and the Company regarding the Technology.

In further accordance with the terms and provisions of the ET3M Joint Venture Agreement, the parties agreed that the Joint Venture Company would be established for a period of ten years, ET3M and the Company would each hold a 50% equity interest, respectively, and a four member board of directors shall be established with ET3M appointing two directors and the Company appointing two directors (and the removal of any one director shall require the votes of three directors). ET3M has committed to license to the Joint Venture Company the Technology and ET3M shall further assist the Joint Venture Company with: (i) product registration; (ii) efficacy UL and ASTM testing and qualifications; (iii) product summary descriptions and details; (iv) competitive industry and product review; (v) product pricing structure; (vi) market and sales strategy and structure; (vii) manufacturing advice to produce/connect samples; (viii) sampling and testing relating to product certification; (ix) laboratory quality control testing; and (x) any and all relevant staffing and hiring of consultants. Both the Company and ET3M have agreed that the Joint Venture Company shall reinvest at least during the first two years of existence all profits and subsequent thereto shall distribute on an equal basis by way of distributions not less than 20% of the audited after-tax net profit in relation to each financial year.

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Dertek Joint Venture Collaboration Agreement

On February 20, 2015, the Board of Directors of the Company entered into that certain joint venture collaboration agreement dated February 20, 2015 (the "Dertek Joint Venture Agreement") with Tecnologia y desarrollo de energias renovables S.de R/L. de C.V. ("Dertek"), for the manufacture, distribution and marketing of Dertek's biofuel product. Dertek is a technology based company located in Mexico that has been developing a catalyst technology to produce a biofuel that could be used as a substitute for diesel fuel (the "Biofuel Technology"). After obtaining highly satisfactory pilot-test results, Dertek and the Company are moving forward into certified evaluations and scale up production of the Biofuel Technology. Management of the Company believes that the Biofuel Technology has demonstrated remarkable new properties as a fuel source. Therefore, the parties wish to establish a joint venture corporation (the "Joint Venture Corporation") called "Dertek International Technology Corp. USA" for the purpose of manufacturing, distributing and marketing of the Biofuel Technology and associated products commencing in the United States.

The general purpose of the Dertek Joint Venture Agreement is to: (i) address international market opportunities for products based on the Biofuel Technology and provide fulfillment funding to manufacture and/or to license the Technology to third markets and to market the products; (ii) establish the Joint Venture Corporation for operational and funding requirements of the project and commitment of the Biofuel Technology; and (iii) establish a marketing and sales platform for the Biofuel Technology and associated products.

In accordance with the terms and provisions of the Dertek Joint Venture Agreement, the parties agreed that certain contracts in acceptable form would be entered into as follows: (i) a distributorship agreement between Jonatan Hernandez Diaz ("Diaz") as the owner of the Biofule Technology and the Joint Venture Corporation relating to the distribution of the Biofuel Technology and associated products; (ii) a technology or patent rights transfer agreement between Diaz and the Joint Venture Corporation for the provision of the rights to the Biofuel Technology; (iii) a manufacturing agreement between certain manufacturers and the Joint Venture Corporation for the exclusive manufacturing of products associated with the Biofuel Technology; and (iv) a trademark license agreement between Diaz as the trademark owner and the Joint Venture Corporation for the licensing of the use of the Biofuel Technology and associated trademarks.

In further accordance with the terms and provisions of the Dertek Joint Venture Agreement, the parties agreed that the Joint Venture Corporation would be established for a period of twenty years, Dertek and the Company would each hold a 50% equity interest, respectively, and a four member board of directors shall be established with Dertek appointing two directors and the Company appointing two directors (and the removal of any one director shall require the votes of three directors). Dertek has committed to license to the Joint Venture Corporation the Technology and Dertek shall further assist the Joint Venture Corporation with: (i) product registration; (ii) efficacy UL and ASTM testing and qualifications; (iii) product summary descriptions and details; (iv) competitive industry and product review; (v) product pricing structure; (vi) market and sales stratgey and structure; (vii) manufacturing advice to produce samples and address initial purchase orders; (viii) building a marketing and sales team; (ix) identify and develop novel products to introduce to the marketplace that may generate source revenue; and (x) handle management and manufacturing personnel necessary to address sales and manufacturing.

The Company has committed to: (i) initiate a comprehensive process regarding the marketing, business development and sales of the Biofuel Technology and associated products; (ii) lead the entire process from consultation and design to delivery of the final business development team; (iii) provide fulfillment funding and marketing and sales platform; (iv) provide advance funding to execute fulfillment and all expenses related to contract, sampling, laboratory quality control testing, availabilty for finished product and any and all staffing.

Both the Company and Dertek have agreed that the Joint Venture Corporation shall reinvest at least during the first two years of existence all profits and subsequent thereto shall distribute on an equal basis by way of distributions not less than 50% of the audited after-tax net profit in relation to each financial year.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Joint venture collaboration agreement dated February 28, 2015 between Nano Labs Corp. and The ET3M Group.

10.2	Joint venture collaboration agreement dated February 20, 2015 between Nano Labs Corp. and Tecnologia y desarrollo de energias renovables S.de R/L. de C.V.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

Date: March 9, 2015	By:	/s/ Bernardo Camacho Chararria
	Name:	Bernardo Camacho Chararria
	Title:	President/Chief Executive Officer

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